Information Statement
                            Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|X| Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_| Definitive Information Statement

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                           FREESOFTWARECLUB.COM, INC.
                  (Name of Registrant As Specified In Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1) Title of each class of securities to which transaction applies: Common Stock, $0.001 par value
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2) Aggregate number of securities to which transaction applies:
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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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4) Proposed maximum aggregate value of transaction:
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5) Total fee paid:
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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
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2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
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4) Date Filed:
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

                            -------------------------

                           FREESOFTWARECLUB.COM, INC.

                              INFORMATION STATEMENT
                                  (PRELIMINARY)

                            -------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                           FREESOFTWARECLUB.COM, INC.
                                600 BANCROFT WAY
                               BERKELEY, CA 94710

                                  May ___, 2002

                               GENERAL INFORMATION

      This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of FreeSoftwareClub.com, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders that on or about April 29, 2002, the Company received written consents in lieu of a meeting of Stockholders from holders of 35,221,952 shares representing approximately 64.48% of the 54,628,452shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amendment to the Restated Articles of Incorporation of the Company (the "Amendment"), pursuant to which: (a) the Company will change its name to "Ideas and Associates, Inc.", (b) the Company will conduct a one-for-ten reverse stock split (the "Reverse Stock Split") and
(c) the Company will authorize 10,000,000 shares of "blank check" preferred stock (the "Preferred Stock") (collectively the "Stockholder Matters").

      On April 29, 2002, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on April 29, 2002 in accordance with the Delaware General Corporation Act (the "Delaware Law"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

      The Amendment to the Company's Articles of Incorporation will (a) change the Company's name to "Ideas and Associates, Inc.", (b) effectuate a one-for-ten reverse stock split and (c) authorize 10,000,000 shares of Preferred Stock. The form of Amendment to the Articles of Incorporation that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

      In order to accelerate the filing of the Amendment and to reduce the costs of obtaining stockholder approval, our Board of Directors elected to obtain such approval by utilizing the written consent of the holders of a majority in interest of our Common Stock (the "Consent"). The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by
Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 228 of the Delaware Law, the Amendment is required to be approved by a majority in interest of our stockholders. In accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the corporate action can be taken no sooner than 20 calendar days after this Information Statement is first mailed to the stockholders of the Company. If the proposed actions were not adopted by written consent, it would have to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment upon the expiration of the 20-day period set forth above.

      The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 29, 2002, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

      You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

      This Information Statement is being mailed on or about May __, 2002 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copiedat the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      The following documents as filed with the Commission by the Company are incorporated herein by reference:

      (1) Quarterly Reports on Form 10-QSB for the quarters ended June 20, 2001 and September 30, 2001; and

      (2)   Annual Report on Form 10-KSB for the year ended March 31, 2001.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the date of the Consent by the Majority Stockholders, April 29, 2002, the Company had 54,628,452 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

      On April 29, 2002, the holders of 35,221,952 shares (or approximately 64.48% of the 54,628,452 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following information table sets forth certain information regarding the Company's common stock owned on April 29, 2002 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock,
(ii) each director and officer, and (iii) all officers and directors as a group:



Name and Address of                      Shares Beneficially       Percentage of
Beneficial Owner                                Owned               Voting Stock
-----------------------------------      -------------------       -------------

Richard Miles (1)
654 Neilson Street
Berkeley, CA 94707                            2,223,180                4.07%

Rene Pardo (1)
Toronto, CA                                   1,900,000                3.48%

Terence C. Byrne (1)(2)(3)
2050 de Bleury Street, Montreal, QC
H3A 2J5                                      16,982,811               31.09%

Glen Pearson (2)
2050 de Bleury Street, Montreal, QC
H3A 2J5                                       5,420,046                9.92%

3632563 Canada Inc.
2050 de Bleury Street, Montreal, QC
H3A 2J5                                       5,420,046                9.92%

Philip Nanni
2050 de Bleury Street, Montreal, QC
H3A 2J5                                       5,420,046                9.92%

Eric Boyd (2)
2050 de Bleury Street, Montreal, QC
H3A 2J5                                              --                   *

John Hartley (2)
2050 de Bleury Street, Montreal, QC
H3A 2J5                                       1,979,003                3.62%

Dejan Nenov (1) (2)
2050 de Bleury Street, Montreal, QC
H3A 2J5                                              --                   *
Arthur Gutch (1)(2)
2050 de Bleury Street, Montreal, QC
H3A 2J5                                              --                   *

All Officers, Directors and 5%
Stockholders as a Group                      39,345,132               72.02%

*     Less than one percent.

(1)   Currently an Officer of the Company.

(2)   Currently a Director of the Company.

(3) Includes 16,982,811 shares owned by TT Byrne Capital Investment, Inc. of which Terence C. Byrne is the President and principal shareholder.

(4) Includes 1,979,003 shares owned by Rockgardem, Ltd. of which John Hartley is the President and principal shareholder.

                             NO RIGHTS OF APPRAISAL

      Under the laws of the State of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to our Certificate of Incorporation effectuating the Reverse Stock Split and the change in the Company's name and we will not independently provide our stockholders with any such right.

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
                         CHANGE THE NAME OF THE COMPANY
                                     AND TO
                       EFFECTUATE THE REVERSE STOCK SPLIT

      The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the issuance of 100,000,000 shares of Common Stock, $.001 par value. On April 29, 2002, the Board of Directors approved an amendment to the Articles of Incorporation to (a) change the name of the Company to "Ideas and Associates, Inc., (b) effectuate a one-for-ten reverse stock split and (c) authorize 10,000,000 shares of Preferred Stock. On April 29, 2002, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

      The general purpose and effect of the Amendment to the Company's Articles of Incorporation is to (a) change the name of the Company to "Ideas and Associates, Inc., (b) effectuate a one-for-ten reverse stock split and (c) authorize 10,000,000 shares of Preferred Stock

Name Change

      The Board of Directors believes that it is prudent to change the Company's name to more clearly convey a sense of the Company's new business focus, i.e., the development of Web sites for companies in the entertainment industry.

Reverse Stock Split

      The Board of Directors also believes that it is prudent to conduct the Reverse Stock Split as a way to make the Company's Common Stock more attractive to investors by reducing the number of shares of Common Stock issued and outstanding and to increase opportunities for acquisitions and equity financings. The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

      o The number of shares owned by each holder of Common Stock will be reduced by the ratio of 10 to 1;

      o The number of shares of Common Stock we are authorized to issue will remain the same;

      o The par value of the Common Stock will remain $.001 per share;

      o The stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/10th of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced; and

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

      The Reverse Stock Split will be effectuated by the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). Upon the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will, without any action on the part of the stockholders, be deemed to represent one share for every ten shares owned prior to the Reverse Stock Split (the "New Shares"); provided, however that no fractional New Shares will be issued as a result of the Reverse Stock Split. All fractional shares will be rounded to the next highest whole number.

      As soon as practicable after the Effective Date, we will send a letter of transmittal to all stockholders of record as of the Record Date. The letter of transmittal will contain instructions for the surrender of the Old Shares of each holder of record outstanding on the Effective Date. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a replacement certificate representing the number of New Shares into which their Old Shares have been reduced as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

      The Reverse Stock Split action by its approval alone will reduce the number of outstanding shares of Common Stock to 5,462,845. After the consummation of the Reverse Stock Split, a total of 5,462,845shares of Common Stock will be outstanding.

      The number of shares of capital stock authorized by the Certificate of Incorporation will not change as a result of the Reverse Stock Split. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Stock Split. The Company's Common Stock is presently listed for trading on the Over-the-Counter Bulletin Board.

Preferred Stock

      The Board of Directors believes that it is prudent to authorize 10,000,000 shares of Preferred Stock as a way to provide the Company with flexibility in attracting and structuring future equity financings. The Preferred Stock proposed will be "blank check" preferred stock and pursuant to the Delaware Law, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from the Company.

                           FORWARD-LOOKING STATEMENTS

      Certain statements included in this Information Statement regarding the Company which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," `anticipates,' "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

                          EFFECTIVE DATE OF AMENDMENTS

      Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May ___, 2002.

                                         By Order of the Board of Directors

                                            /s/ Terence C. Byrne
                                            -----------------------------------
                                            Terence C. Byrne
                                            Chief Executive Officer and Director


                                    EXHIBITS

EXHIBITS

A     Amendment to the Certificate of Incorporation of FreeSoftwareClub.com,
      Inc.

                                    EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FREESOFTWARECLUB.COM, INC.

      ---------------------------------------------------------------------

      It is hereby certified that:

      1. The name of the corporation (hereby called the "Corporation") is FREESOFTWARECLUB.COM, INC.

      2. The Certificate of Incorporation of the Corporation is hereby amended by replacing Article "FIRST" with the following:

            "FIRST: The name of the corporation (hereby called the "Corporation") is IDEAS AND ASSOCIATES, INC."

      2. The Certificate of Incorporation of the Corporation is hereby amended by replacing Article "Second" with the following:

            "SECOND: The total number of shares which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, having a par value of $.001 per share, as follows:

            Common. The aggregate number of common shares which this Corporation shall have authority to issue is 100,000,000 shares of Common Stock, having a par value of $.0001 per share.

            Preferred. The Corporation shall be authorized to issue 10,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by a resolution of the board of directors.

            The Company at Closing will be authorized to issue up to 10,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from the Company."

      4. The Certificate of Incorporation of the Corporation is hereby amended by adding the following new paragraph to Article "FOURTH":

      "FOURTH: That, effective as of 5 p.m., eastern time, on the filing date of this Certificate of Amendment of this Certificate of Incorporation (the "Effective Time"), a one-for-ten reverse stock split of the Corporation's common stock shall become effective, pursuant to which each ten shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time. No factional shares shall be issued as a result of such reclassification and combination and all fractional shares shall be rounded to the next highest whole number."

      4. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary this ___ day of May, 2002.


                                              FreeSoftwareClub.com, Inc.


                                              By: ______________________________
                                                  Name: Terence C. Byrne
                                                  Title: Chief Executive Officer

Attest:

By: ______________________________